Exhibit 99.1

Court Denies Summary Judgment, Sets Case For Trial

          LAKE MARY, Fla., Nov. 15 /PRNewswire-FirstCall/ -- The judge presiding over a patent infringement lawsuit against Faro Technologies, Inc. (Nasdaq: FARO) by Romer CimCore has denied motions for summary judgment and has set the matter for trial.  The trial is scheduled to begin in late January 2006.

          The same judge had originally granted summary judgment in favor of Romer CimCore in July 2005 after concluding that Faro’s FaroArm products infringed its ‘148 patent.  However, the judge subsequently withdrew that determination after agreeing with FARO that the original interpretation of the patent’s claims was improper.  In October 2005, the court further refined the interpretation of the patent’s claims. The Court has now ruled that factual issues exist which require determination by a jury at trial, including as to both infringement and the validity of Romer CimCore’s patent.

          Faro considers the Court’s latest decision to be a validation of its long- held belief that Romer CimCore is not entitled to a judgment of infringement, and looks forward to the opportunity to present its case to a jury for determination.  FARO is committed to vigorously defending against its competitor’s claims and continues to believe that given the chance to present its case at trial, Romer CimCore’s patent will be found invalid and not infringed.

          About FARO

          With nearly 8,500 installations and 3,800 customers globally, FARO Technologies, Inc. (Nasdaq: FARO) and its international subsidiaries design, develop, and market software and portable, computerized measurement devices. The Company’s products allow manufacturers to perform 3D inspections of parts and assemblies on the shop floor. This helps eliminate manufacturing errors, and thereby increases productivity and profitability for a variety of industries in FARO’s worldwide customer base. Principal products include the FARO Laser ScanArm; FARO Laser Scanner LS; FARO Gage and Gage-PLUS; Platinum, Digital Template, Titanium, Advantage FAROArms; the FARO Laser Tracker X and Xi; and the CAM2 family of advanced CAD-based measurement and reporting software. FARO Technologies is ISO 9001 certified and ISO-17025 laboratory registered.

          This press release contains forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) that are subject to risks and uncertainties, such as statements about our plans, objectives, projections, expectations, assumptions, strategies, or future events. Statements that are not historical facts or that describe the Company’s plans, objectives, projections, expectations, assumptions, strategies, or goals are forward-looking statements. In addition, words such as “may,” “believes,” “anticipates,” “expects,” “intends,” “plans,” “seeks,” “estimates,” “will,” “should,” “could,” “projects,” “forecast,” “target,” “goal,” and similar expressions or discussions of our strategy or other intentions identify forward-looking statements. Other written or oral statements, which constitute forward-looking statements, also may be made by the Company from time to time. Forward-looking statements are not guarantees of future performance and are subject to various known and unknown risks, uncertainties, and other factors that may cause actual results, performances, or achievements to differ materially from future results, performances, or achievements expressed or implied by such forward-looking statements. Consequently, undue reliance should not be placed on these forward-looking statements.

          Factors that could cause actual results to differ materially from what is expressed or forecasted in forward-looking statements include, but are not limited to:

          *  the inability to protect our patents and other proprietary rights in the United States and foreign countries and the assertion and ultimate outcome of infringement claims against us, including the pending suit by Cimcore-Romer against us;

          *  the inability to quickly deploy alternative designs in the event of a negative outcome in the pending suit by Romer Cimcore against us; and

          *  the other risks detailed in the Company’s Annual Report on Form 10-K and other filings from time to time with the Securities and Exchange Commission.

SOURCE  FARO Technologies, Inc.
          -0-                                                   11/15/2005
          /CONTACT:  Greg Fraser, Executive Vice President, FARO, +1-407-333-9911, or fraserg@FARO.com/
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          /Web site:  http://www.faro.com /
          (FARO)